UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 14, 2018
Date of Report (Date of earliest event reported)

SINCLAIR BROADCAST GROUP, INC.
(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road
Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SINCLAIR BROADCAST GROUP, INC.

Item 1.01 Entry into a Material Definitive Agreement

On May 8, 2018, Tribune Media Company (“Tribune”) and Sinclair Television Group, Inc. (“STG”) entered into an Asset Purchase Agreement (the “Divestiture Agreement”) with Fox Television Stations, LLC (“Fox”). The parties entered into the Divestiture Agreement in connection with the Agreement and Plan of Merger (the “Merger Agreement”) by and among Sinclair Broadcast Group, Inc. (“SBG”), Samson Merger Sub Inc. (“Merger Sub”), and Tribune, pursuant to which Merger Sub will be merged with and into Tribune and Tribune will become an indirect, wholly-owned subsidiary of SBG (the “Merger”). Under the Divestiture Agreement, immediately prior to the Merger, SBG will cause Tribune to sell to Fox for an aggregate purchase price of $0.9 billion (subject to a working capital adjustment) the following television stations: KCPQ, WSFL-TV, KDVR, WJW, KTXL, KSWB-TV, and KSTU. The closing of the Merger and the transactions contemplated by the Divestiture Agreement are subject to customary closing conditions, including antitrust clearance and approval by the Federal Communications Commission.

Item 8.01 Other Events

Also in connection with the Merger Agreement, SBG, and licensees of certain stations to which it provides services, entered into separate agreements to sell the following television stations to Standard Media Group LLC, Meredith Corporation, Howard Stirk, Cunningham Broadcasting Company, and WGN-TV LLC, immediately prior to or immediately after the Merger for an aggregate purchase price of $0.6 billion, excluding those stations where SBG will continue to provide services after the dispositions: WGN-TV, KDAF, KIAH, KUNS, KPLR-TV, KMYU, KOKH, KAUT-TV, WXMI, WPMT, WXLV, WRLH, WOLF, WQMY, WSWB, and KDSM.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By: /s/ David R. Bochenek

Name:    David R. Bochenek
Title:    Senior Vice President / Chief Accounting Officer / Corporate Controller
Dated: May 14, 2018